EXHIBIT 10.9

FORM OF SOURCE CAPITAL WAIVER AGREEMENTS

12900 Automobile Blvd., Suite D

Clearwater, Florida 33762

Fax: 727-592-9402

March 9, 2007

William F. Butler, Managing Director

Source Capital Group, Inc.

276 Post Road West

Westport, CT 06880

Dear Mr. Butler:

D & D Securities, Inc. has arranged for up to $5,000,000 of financing from the sale of shares of our Common Stock and Warrants. As you know, our receipt of this financing is essential to our ability to continue our operations as a going concern. By signing below, you agree to irrevocably and forever waive your right of first refusal contained in paragraph (E) of our Agreement with you dated February 23, 2006.

Very truly yours,
BLASTGARD INTERNATIONAL, INC.

By: /s/ Michael J. Gordon
Chief Financial Officer and Vice-President of Administration

Agreed to and Accepted by:
SOURCE CAPITAL GROUP, INC.

By: /s/ William F. Butler
William F. Butler, Managing Director

12900 Automobile Blvd., Suite D

Clearwater, Florida 33762

Fax: 727-592-9402

April 12, 2007

W. Todd Coffin

William F. Butler

Gary Sacks

Source Capital Group, Inc.

c/o Source Capital Group, Inc.

276 Post Road West

Westport, CT 06880

Att: William F. Butler, Managing Director

Gentlemen:

We are in the process of arranging a private placement of up to $6 million through a Canadian placement agent. In connection with the private placement, upon the acceptance of funds under said private placement, an agreement that we have will become effective with the holders of our December 2004 Debt. Upon effectiveness, their agreements and warrants will be amended so that their debt will be due on March 20, 2008 and their Class A and Class B Warrants will have a reduced exercise price of $.45 per share and their Series F Warrants will have a reduced exercise price of $.50 per share, with an adjustment in the call price of the Series F Warrants to $.73 per share. While the Series F Warrants would have entitled them to an adjustment in the number of shares while lowering the exercise price to the new deal price of $.30, the holders of December 2004 Debt have waived these further rights.

We have agreed with each of you to reduce the exercise price of your Series C, D and E Warrants to $.45 per share, while reducing the exercise price of your Series F Warrants to $.50 per share, with an adjustment to the call price of the Series F Warrants to $.73 per share. While each Series of Warrants would have entitled you to an adjustment in the number of shares, while lowering the exercise price to the private placement price of $.30 per share, we are asking you to waive these further rights. Please note that the cashless exercise provisions of each of your Warrants will remain unchanged and this agreement will be effective upon our acceptance of any funds under our private placement.

If you and the other Warrant holders named below agree with the foregoing changes to your Warrants, please sign a copy of this letter agreement below and return it to our office via fax, it being understood that such fax shall be the equivalent of an original document. This letter agreement may be signed in counterparts by the parties hereto.

Very truly yours,

BLASTGARD INTERNATIONAL, INC.

By: /s/ Michael J. Gordon
Chief Financial Officer and Vice-President of Administration

Agreed to and Accepted by:
SOURCE CAPITAL GROUP, INC.

By: /s/ William F. Butler
William F. Butler, Managing Director

/s/ W. Todd Coffin
W. Todd Coffin

/s/ William F. Butler
William F. Butler

/s/ Gary Sacks
Gary Sacks